UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2011

SOLUTIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13255	43-1781797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760 St. Louis, Missouri	63166-6760
(Address of Principal Executive Offices)	(Zip Code)

(314) 674-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 28, 2011, Solutia Inc. (“Solutia”) announced the successful completion of the acquisition of all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Southwall Technologies Inc., a Delaware corporation (“Southwall”), that were not already owned by Solutia, Southwall and their respective subsidiaries. The acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by Backbone Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Solutia (“Purchaser”), for the Shares at a price of $13.60 per Share, net to the seller thereof in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 25, 2011, and in the related letter of transmittal, filed by Solutia and Purchaser with the Securities and Exchange Commission (as amended and supplemented), followed by the short-form merger of Purchaser with and into Southwall on November 28, 2011, with Southwall continuing as the surviving corporation in the merger and as a wholly-owned subsidiary of Solutia. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2011

SOLUTIA INC.

By:	/s/ Paul J. Berra, III
	Name:	Paul J. Berra, III
	Title:	Senior Vice President, Legal and Governmental Affairs and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 28, 2011